EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-285329) pertaining to the Nextdoor Holdings, Inc. 2021 Equity Incentive Plan and the Nextdoor Holdings, Inc. 2021 Employee Stock Purchase Plan;

(2)Registration Statement (Form S-8 No. 333-277410) pertaining to the Nextdoor Holdings, Inc. 2021 Equity Incentive Plan and the Nextdoor Holdings, Inc. 2021 Employee Stock Purchase Plan;

(3)Registration Statement (Form S-8 No. 333-270095) pertaining to the Nextdoor Holdings, Inc. 2021 Equity Incentive Plan and the Nextdoor Holdings, Inc. 2021 Employee Stock Purchase Plan;

(4)Registration Statement (Form S-8 No. 333-262102) pertaining to the Nextdoor Holdings, Inc. 2021 Equity Incentive Plan, the Nextdoor, Inc. 2008 Equity Incentive Plan, the Nextdoor, Inc. 2018 Equity Incentive Plan and the Nextdoor Holdings, Inc. 2021 Employee Stock Purchase Plan;

(5)Registration Statement (Form S-3 No. 333-261252) of Nextdoor Holdings, Inc.

of our reports dated February 18, 2026, with respect to the consolidated financial statements of Nextdoor Holdings, Inc. and the effectiveness of internal control over financial reporting of Nextdoor Holdings, Inc. included in this Annual Report (Form 10-K) of Nextdoor Holdings, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP
San Francisco, California
February 18, 2026